                                INSTRUCTIONS AND
          CUSTODY AGREEMENT, LETTER OF TRANSMITTAL, POWER OF ATTORNEY
                               AND OFFER OF SALE
                  FOR CUSTODY AND EXCHANGE OF COMMON STOCK OF
                                  VALLEY BANK
                  AND FOR CUSTODY AND SALE OF COMMON STOCK OF
                        PACIFIC COMMUNITY BANKING GROUP

                               ------------------

                        U.S. STOCK TRANSFER CORPORATION
                          EXCHANGE AGENT AND CUSTODIAN

                THE RIGHT TO PARTICIPATE IN THE PUBLIC OFFERING
           WILL EXPIRE AT 5:00 P.M., JULY 23, 1999, CALIFORNIA TIME.
                THE EXCHANGE AGENT MUST RECEIVE THESE DOCUMENTS
                                 BY THAT TIME.

                                 June 28, 1999

Dear Shareholder:

    Enclosed is a set of shareholder documents. Please read these documents carefully. Please complete and return these documents to U.S. Stock Transfer, which is the exchange agent and custodian in the acquisition. Or if you received these documents from your broker, please follow his or her instructions. Detailed instructions for completing the forms begin on page three, preceded by frequently asked questions and answers. When the acquisition is completed, we will need these documents to ensure you promptly receive certificates for your new shares of Pacific Community Banking Group Common Stock and warrants, and so that you can participate in the initial public offering of Pacific Community Banking Group.

    - PLEASE USE THE ENCLOSED PINK BUSINESS RETURN ENVELOPES FOR YOUR PROXY CARD ONLY.

    - USE THE WHITE RETURN ENVELOPES TO RETURN THE SIGNED SHAREHOLDER DOCUMENTS AND YOUR STOCK CERTIFICATES BY CERTIFIED MAIL IN SEPARATE ENVELOPES.

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             QUESTIONS AND ANSWERS FOR SHAREHOLDERS OF VALLEY BANK
                                   ABOUT THE
                             SHAREHOLDER DOCUMENTS

Q:  I AM A SHAREHOLDER OF VALLEY BANK. WHY MUST I COMPLETE THESE DOCUMENTS?

A: Pacific Community Banking Group has agreed to acquire Valley Bank. You have received a proxy statement/prospectus that describes Pacific Community Banking Group and the acquisition. If the shareholders approve the acquisition, Valley Bank needs the shareholder documents to complete the acquisition and to arrange for you to receive the cash, stock and warrants you will be entitled to receive.

Q: WHAT IS THE CUSTODY AGREEMENT, LETTER OF TRANSMITTAL, POWER OF ATTORNEY AND OFFER OF SALE?

A: You should read the entire document. But in summary, the Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale is a binding agreement by you that principally provides the following:

    - You appoint a custodian, which will hold your shares and deliver them as necessary to complete the acquisition and the public offering.

    - You provide your name, address and other necessary information to ensure that you receive the cash, stock and warrants to which you are entitled, and you state a preference to receive a greater amount of cash or of stock after the close of the acquisition and the public offering. You also promise that you own your shares and have the power to sell them.

    - You give a special power of attorney to two individuals, referred to as the 'Attorneys-in-Fact,' who will take limited legal actions on your behalf to establish the final price of your Pacific Community Banking Group stock and sell some or all of that stock to the underwriters.

    - You offer the shares of Pacific Community Banking Group common stock you will receive in the acquisition to the underwriters. The underwriters will be able to purchase some or all of the shares for resale at a price to the public of at least $15 per share.

Q:  WHO IS THE CUSTODIAN AND WHAT WILL THE CUSTODIAN DO?

A: U.S. Stock Transfer Corporation will be the custodian. You should send your certificates to the custodian now, along with the selling shareholder documents. If the acquisition closes, the custodian will surrender the certificates for your shares of Valley Bank common stock. In exchange for each share so surrendered you will receive two thirds of a share of Pacific Community Banking Group common stock and one third of a warrant. The custodian will keep custody of your shares of Pacific Community Banking Group for the brief period until the public offering closes, then deliver the shares you sell to the underwriter, send you the money received from the sale and send you certificates for the shares you don't sell, and for your warrants.

Q:  WHO ARE THE "ATTORNEYS-IN-FACT" AND WHAT POWER WILL THEY HAVE?

A: An individual that has the power to act on your behalf under the Power of Attorney is called an "Attorney-in-Fact." You will authorize any of two persons, Marion V. Ashley and N. Douglas Mills, to act in this capacity. They will negotiate the final price to the public of the shares of Pacific Community Banking Group common stock you sell, with a minimum price of $15. They will sell your shares of

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

    Pacific Community Banking Group common stock to the underwriters on those terms. The Attorneys-in-Fact will consider the preference for cash or stock that you have stated. But they will have the discretion to designate some or all of your stock to be sold to the public, in order to meet the terms of the acquisition agreement. They can also sign any documents necessary to complete the sale, on your behalf, including an underwriting agreement, without further consultation with you.

Q: CAN I ELECT TO RECEIVE CASH ONLY OR PACIFIC COMMUNITY BANKING GROUP COMMON STOCK ONLY?

A:  No. You will be able to indicate your preference to have (a) 100% cash or
    (b) 100% stock of Pacific Community Banking Group or (c) 60% cash and 40% stock of Pacific Community Banking Group after the close of the acquisitions and the initial public offering. The Attorneys-in-Fact will consider this when determining how much of your Pacific Community Banking Group common stock to sell to the underwriters. But even if you indicate a preference for 100% stock, it is likely that some of your shares will be sold because the acquisition agreement requires that the underwriters purchase and resell 60% of the total shares received by shareholders of Valley Bank. Similarly, even if you indicate a preference to receive all cash, you may be required to keep some amount of Pacific Community Banking Group Stock.

Q:  WHAT OTHER KINDS OF INFORMATION WILL I NEED TO PROVIDE?

A: In addition to your name and address, you will give instructions for where the transfer agent should send the money received from the sale and any remaining shares and your warrants. If you have more than one certificate, or have a number of separate purchases on your brokerage account, you can indicate which of them you prefer to sell first, which can affect the amount of taxable capital gain you realize if you paid different amounts per share in your original purchases. You will also need to return a completed form W-9 for tax reporting purposes. Please consult your tax advisor if you have questions about the tax effects of designating particular shares for sale.

Q: WHAT IF I DON'T HAVE PHYSICAL CERTIFICATES FOR MY SHARES, BUT HOLD THEM THROUGH AN ACCOUNT AT MY BROKER?

A: If you don't have certificates, but hold your shares of Valley Bank common stock "in street name," that is, through a brokerage account, you should still complete all of the enclosed shareholder documents. Your broker will tell you where and how to return the completed documents. Then the surrender and exchange of certificates, and the sale of stock, will take place on your behalf. You will receive the cash proceeds from the sale of your Pacific Community Banking Group common stock. Any remaining shares of Pacific Community Banking Group common stock and the warrants will be recorded on your brokerage account.

Q:  WHAT IF THE ACQUISITION OR THE PUBLIC OFFERING IS NOT COMPLETED?

A: If either the acquisition or the public offering fails to take place, the custodian will return to you the certificates for the shares of Valley Bank common stock you surrendered, or send you replacement certificates.

Q:  WHAT IF I LOST THE CERTIFICATES FOR MY SHARES?

A: If you have lost the certificates for your shares, please complete and return the enclosed Lost Certificate Declaration, along with the other applicable shareholder documents.

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

Q:  IS IT SAFE TO SEND MY CERTIFICATES BY MAIL OR BY OVERNIGHT EXPRESS?

A: Please do NOT send signed stock certificates by mail or by overnight express. Unless you will hand deliver your certificates, sign one of the enclosed Stock Powers for each of your certificates rather than signing the certificates. Then send the certificates and the stock powers by certified mail IN SEPARATE ENVELOPES.

Q:  WILL I BE RESPONSIBLE FOR ANY OF THE COSTS OF THE PUBLIC OFFERING?

A: No. Pacific Community Banking Group will pay the underwriters' commissions and other costs of reselling your shares in the public offering. You will receive the gross amount obtained for the shares you sell immediately.

                                  INSTRUCTIONS
         (FOR COMPLETING THE CUSTODY AGREEMENT, LETTER OF TRANSMITTAL,
                      POWER OF ATTORNEY AND OFFER OF SALE)

    A. You have been sent five copies of the Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale (the 'Agreement'). Please complete and return four copies of the Agreement and stock certificate(s) as set forth in paragraph D below. PLEASE BE SURE TO INDICATE YOUR PREFERENCE FOR CASH OR STOCK. A fully signed copy of the Agreement will be returned to you.

    B.  Complete Schedule I attached hereto.

    C. You must sign each copy of the Agreement and for each stock certificate you deposit along with this Agreement you must either (a) sign each stock certificate or (b) sign a separate stock power (stock power forms are provided with this Agreement). YOU SHOULD NOT SIGN THE STOCK CERTIFICATES UNLESS YOU DELIVER THE CERTIFICATES AND THE FOUR SIGNED COPIES OF THE AGREEMENT BY HAND. ALL OF YOUR SIGNATURES MUST BE MEDALLION GUARANTEED by an eligible guarantor institution, such as a bank, a stock broker, savings and loan association, or credit union, with membership in an approved medallion signature program. If you bring the documents and your photo identification to the Main Branch of Valley Bank, 24010 Sunnymead Blvd., Moreno Valley, California, (909) 242-1959, a representative of Valley Bank will provide the required medallion guarantee.PLEASE SIGN THE STOCK CERTIFICATE(S) OR STOCK POWER AND THE AGREEMENT EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE(S).

    D. Promptly return signed stock certificate(s), or stock certificate(s) with separate stock powers, along with all four signed copies of the completed Agreement, by hand delivery or certified mail appropriately insured to:

             U.S. Stock Transfer Corporation
             1745 Gardena Avenue, Suite 200
             Glendale, CA 91204

    If sending through the mail or by courier, please do not sign the certificate(s), but send a signed stock power or powers in the separate envelope provided.

    E. You may elect to retain shares of Pacific Community Banking Group common stock rather than offering to sell them to the Underwriters. Also, each shareholder may be required to retain some shares of Pacific Community Banking Group common stock to satisfy the terms of the First Restatement of the Agreement and Plan of Reorganization between Valley Bank and Pacific Community Banking Group. In either case, the Custodian will cause to be delivered to you in due course, but not earlier than ten days after the closing for the purchase of firm shares by the Underwriters, a certificate for the number of shares of Pacific Community Banking Group common stock and warrants that you have received but that were not sold in the public offering.

    F. If you have lost any of your stock certificates, complete the Lost Certificate Declaration and include it with the other declaration.

    G. All Shareholders must return a tax identification number and the certification on the IRS Form W-9 provided.

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
                                                        ------------------------

                                                       (Name of Shareholder)

          CUSTODY AGREEMENT, LETTER OF TRANSMITTAL, POWER OF ATTORNEY
                               AND OFFER OF SALE
                  FOR CUSTODY AND EXCHANGE OF COMMON STOCK OF
                                  VALLEY BANK
                  AND FOR CUSTODY AND SALE OF COMMON STOCK OF
                        PACIFIC COMMUNITY BANKING GROUP

Marion V. Ashley
N. Douglas Mills
  As Attorneys-in-Fact
c/o Valley Bank
24010 Sunnymead Boulevard
Moreno Valley CA 92553

U.S. Stock Transfer Company
  As Custodian
1745 Gardena Avenue, Suite 200
Glendale, CA 91204

Sutro & Co. Incorporated
As Representative of the several Underwriters
c/o Sutro & Co. Incorporated
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025

Ladies and Gentlemen:

    The undersigned (the "Shareholder") is a shareholder of Valley Bank ("Valley Bank"), a California corporation. Pacific Community Banking Group, a California corporation, and Valley Bank have signed a First Restatement of Agreement and Plan of Reorganization (as amended, the "Acquisition Agreement") providing for the acquisition of Valley Bank by Pacific Community Banking Group. If the acquisition is completed, the Shareholder's shares of Valley Bank will automatically convert into a right to receive shares of Pacific Community Banking Group. Pacific Community Banking Group and the Shareholder propose to sell some or all of the shares of Pacific Community Banking Group common stock received by the Shareholder to underwriters (the "Underwriters") for whom Sutro & Co. Incorporated will act as representative (the "Representative" ), for distribution under a Registration Statement on Form S-1 (the "Registration Statement") to the public at a price and on terms to be hereafter determined. It is understood that at this time there is no commitment on the part of the Underwriters to purchase any shares of Pacific Community Banking Group common stock and no assurance that an offering of Pacific

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

Community Banking Group common stock will take place. The shares of Pacific Community Banking Group common stock received by the Shareholder in exchange for shares of Valley Bank common stock, all of which the Shareholder will hereby offer to sell to the Underwriters, are referred to herein as the "Shares."

    1.  APPOINTMENT AND POWERS OF ATTORNEYS-IN-FACT.

    A. The Shareholder irrevocably constitutes and appoints Marion V. Ashley and N. Douglas Mills (the "Attorneys-in-Fact"), and each of them, its agent and attorney-in-fact, with full power of substitution, with respect to all matters arising in connection with the public offering and sale of the Shares, including, but not limited to, the power and authority on behalf of the Shareholder to do or cause to be done any of the following things:

    (i) to instruct the Custodian (as defined below) to surrender certificates for all of the Shareholders' shares of common stock of Valley Bank in exchange for shares of Pacific Community Banking Group as provided in the Acquisition Agreement;

    (ii) to negotiate, determine and agree upon (a) the price at which the Shares will be initially offered to the public by the Underwriters, provided that the price shall not be less than $15 per share, and (b) the price at which the Shares will be sold to the Underwriters;

   (iii) to execute on behalf of the Shareholder an underwriting agreement as follows: (a) making the representations and warranties of the Shareholder contained in this Agreement to the Underwriters; (b) undertaking the obligations of the Shareholder contained in this agreement, for the benefit of the Underwriters; and (c) indemnifying the Underwriters, on a joint and several basis with Pacific Community Banking Group and the other Shareholders, for losses resulting from a breach of those representations, warranties and obligations, up to the amount of consideration received by the Shareholder for shares of Pacific Community Banking Group sold to the public in the initial public offering. Such indemnification may include a provision for interim reimbursement and contribution, with the underwriters having a similar obligation to the shareholders participating in the public offering.

    (iv) to allocate the number of shares of Pacific Community Banking Group common stock owned by the Shareholder that shall be sold to the Underwriters and the number of shares of Pacific Community Banking Group common stock that shall be retained by the Shareholder, in satisfaction of the terms of the Acquisition Agreement. NOTWITHSTANDING THE STATEMENT OF PREFERENCE MADE BY THE SHAREHOLDER HEREIN, THE ATTORNEYS-IN-FACT ARE AUTHORIZED, IN THEIR SOLE DISCRETION, TO SELL UP TO THE TOTAL NUMBER OF SHARES OF PACIFIC COMMUNITY BANKING STOCK OWNED BY THE SHAREHOLDER.

    (v) to sell, assign, transfer and deliver the Shares to the Underwriters and deliver to the Underwriters certificates for the Shares so sold;

    (vi) take any and all steps deemed necessary or desirable by the Attorneys-in-Fact in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and under the securities or "blue sky" laws of various states and jurisdictions, including, without limitation, the giving or making of such undertakings, representations and agreements and the taking of such other steps as the Attorneys-in-Fact may deem necessary or advisable;

   (vii) instruct Pacific Community Banking Group and the Custodian (as hereinafter defined) on all matters pertaining to the sale of the Shares and delivery of certificates therefor; and

  (viii) otherwise take all actions and do all things necessary or proper, required, contemplated or deemed advisable or desirable by the Attorneys-in-Fact in their discretion, including the

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

         execution and delivery of any documents, and generally act for and in the name of the Shareholder with respect to the sale of the Shares to the Underwriters and the reoffering of the Shares by the Underwriters as fully as could the Shareholder if then personally present and acting.

    B. Each Attorney-in-Fact may act alone in exercising the rights and powers conferred on the Attorneys-in-Fact by this Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale (this "Agreement"), and the act of any Attorney-in-Fact shall be the act of the Attorneys-in-Fact. Each Attorney-in-Fact is hereby empowered to determine, in his sole and absolute discretion, the time or times when, the purposes for which, and the manner in which, any power herein conferred upon the Attorneys-in-Fact shall be exercised.

    C. The Custodian, the Representatives, Pacific Community Banking Group and all other persons dealing with the Attorneys-in-Fact as such may rely and act upon any writing believed in good faith to be signed by one or more of the Attorneys-in-Fact.

    D. The Attorneys-in-Fact shall not receive any compensation from the Shareholder for their services rendered hereunder.

    2.  APPOINTMENT OF CUSTODIAN; DEPOSIT OF SHARES.

    A. In connection with and to facilitate the exchange of shares of Valley Bank common stock and the sale of the Shares to the Underwriters, the Shareholder hereby appoints U.S. Stock Transfer Corporation as custodian (the "Custodian") and herewith deposits with the Custodian one or more certificates for Valley Bank common stock which represent the total number of the shares of Valley Bank common stock held by the Shareholder, and which number is set forth on Schedule I hereto. Each such certificate so deposited is in negotiable and proper deliverable form and either (a) the certificate has been endorsed in blank with the signature of the Shareholder thereon, medallion guaranteed by an eligible guarantor institution, such as a bank, a stock broker, savings and loan association, or credit union, with membership in an approved medallion signature program, or (b) the Shareholder has separately provided a duly executed stock power or powers in blank, bearing the signature of the Shareholder, medallion guaranteed in the same manner. The Custodian is hereby authorized and directed, subject to the instructions of the Attorneys-in-Fact, to act as follows:

    (i) to surrender the certificates for Shareholder's shares of Valley Bank in exchange for certificates of Pacific Community Banking Group common stock in accordance with the Acquisition Agreement;

    (ii) to hold in custody the certificate or certificates deposited herewith and any other certificates or instruments exchanged therefor;

   (iii) to deliver or to authorize Pacific Community Banking Group's transfer agent to deliver the certificates of Pacific Community Banking Group common stock received in exchange for the certificates deposited herewith (or replacement certificate(s) for the Shares) to or at the direction of the Attorneys-in-Fact; and

    (iv) to return or cause Pacific Community Banking Group's transfer agent to return to the Shareholder cash in lieu of fractional shares and new certificate(s) for the shares of Pacific Community Banking Group common stock and warrants that are received in exchange for any certificate deposited hereunder but that are not sold to the Underwriters.

    B. Until the shares of Valley Bank common stock deposited hereunder have been exchanged for Pacific Community Banking Group common stock, the Shareholder shall retain all rights of ownership with respect to the shares of Valley Bank common stock deposited hereunder, including the right to vote and to receive all dividends and payments thereon, except the right to retain custody of or dispose of such Shares,

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

which right is subject to this Agreement. Until the Shares have been delivered to the Underwriters against payment therefor, the Shareholder shall retain all rights of ownership with respect to the Shares, including the right to vote and to receive all dividends and payment thereon, except the right to retain custody of or dispose of such Shares, which right is subject to this Agreement.

    3. IRREVOCABLE OFFER TO SELL SHARES OF PACIFIC COMMUNITY BANKING GROUP COMMON STOCK.

    The Shareholder offers for sale to the Underwriters any and all shares of Pacific Community Banking Group common stock received in exchange for the shares of Valley Bank common stock transmitted herewith. This offer is made without conditions, except as provided in this Agreement, and may be accepted and executed without prior notice to the Shareholder. The Shareholder may not revoke this offer; however, this offer will expire if not accepted in whole or in part by the Underwriter on or before August 4, 1999, unless extended by one or both of the Attorneys-in-Fact.

    4. PREFERENCE TO RECEIVE CASH OR SHARES OF PACIFIC COMMUNITY BANKING GROUP COMMON STOCK

    The Shareholder hereby instructs the Attorney-in-Fact that the shareholder prefers to receive consideration for the surrendered shares of Valley Bank common stock as indicated on the Statement of Preference attached to this Agreement. The Shareholder acknowledges that this preference is subject to the power of the Attorney-in-Fact to allocate the number of Shareholders' shares sold to the Underwriters to satisfy the terms of the Acquisition Agreement, in the sole discretion of the Attorney-in-Fact.

    5.  SALE OF SHARES; REMITTING NET PROCEEDS.

    The Attorneys-in-Fact are hereby authorized and directed to deliver or cause the Custodian or Pacific Community Banking Group's transfer agent to deliver certificates for the Shares to the Representatives, against delivery to the Attorneys-in-Fact, for the account of the Shareholder, of the purchase price of the Shares. The Attorneys-in-Fact are authorized, on behalf of the Shareholder, to accept and acknowledge receipt of the payment of the purchase price for the Shares and shall promptly deposit such proceeds with the Custodian. The Custodian shall promptly remit to the Shareholder his or her share of the proceeds.

    6.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

    To induce the Underwriters to enter into an underwriting agreement with Pacific Community Banking Group and certain of its shareholders, and in consideration of the performance of this Agreement by the other parties thereto, the Shareholder represents and warrants to, and agrees with, the Underwriters, Pacific Community Banking Group, the Attorneys-in-Fact and the Custodian as follows:

    A. The Shareholder has full legal right, power and authority to enter into and perform this Agreement. This Agreement has been duly executed and delivered by the Shareholder and (assuming this Agreement is a binding Agreement of the other parties thereto) constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities law and the public policy underlying such laws).

    B. None of the execution, delivery or performance of this Agreement and the consummation of the transactions herein contemplated will conflict with or result in a breach of, or default under, any indenture, mortgage, deed of trust, voting trust agreement, shareholders' agreement, note agreement or other agreement or instrument to which the Shareholder is a party or by which the Shareholder is bound or to which any of his or its property is or may be subject, or any statute, judgment, decree, order, rule or regulation applicable to the Shareholder of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Shareholder or any of his activities or properties.

    C. At the date hereof, the Shareholder has full right, power and authority to sell, assign, transfer and deliver the shares of Valley Bank common stock to be surrendered in exchange for the Shares, and at the time of delivery of the Shares to be sold by the Shareholder to the several Underwriters, the Shareholder will have full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Shareholder hereunder. At the date hereof the Shareholder is the lawful owner of and has good and marketable title to the shares of Valley Bank common stock to be surrendered in exchange for the Shares, free and clear of any and all encumbrances, and at the time of delivery of the Shares to be sold by the Shareholder, the Shareholder will be the lawful owner of and will have good and marketable title to the Shares free and clear of any and all encumbrances.

    D. To the Shareholder's knowledge, the Shareholder has not taken any action designed to stabilize or manipulate the price of any security of Pacific Community Banking Group, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of Pacific Community Banking Group, to facilitate the sale or resale of the Shares or otherwise.

    E. If the Shareholder is acting as a fiduciary, officer, partner or agent, the Shareholder is enclosing with this Agreement certified copies of the appropriate instruments pursuant to which the Shareholder is authorized to act hereunder. If the Shareholder is an individual and is married, and the spouse is not named as an owner on the stock certificate, the Shareholder is enclosing with this Agreement a duly completed and executed consent of his or her spouse, in the form attached to this Agreement as Annex A.

    F. The Shareholder agrees to deliver to the Attorneys-in-Fact such documentation as the Attorneys-in-Fact, Valley Bank, Pacific Community Banking Group or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions hereof, in form and substance satisfactory in all respects to the Attorneys-in-Fact.

    G. The foregoing representations, warranties and agreements are made for the benefit of, and may be relied upon by, the Attorneys-in-Fact, Valley Bank, Pacific Community Banking Group, the Custodian, the Underwriters and their respective representatives, agents and counsel.

    7.  IRREVOCABILITY OF INSTRUMENTS; TERMINATION OF THIS AGREEMENT.

    A. This Agreement, the deposit of Valley Bank common stock pursuant hereto and all authority hereby conferred, is granted, made and conferred subject to and in consideration of (a) the interests of the Attorneys-in-Fact, the Underwriters, Valley Bank and Pacific Community Banking Group in and for the purpose of completing the transactions contemplated hereunder and by the Acquisition Agreement and the Underwriting Agreement between Pacific Community Banking Group, certain other selling shareholders and the Underwriters, and (b) the completion of the registration of Pacific Community Banking Group common stock pursuant to the Registration Statement and the other acts of the above-mentioned parties from the date hereof to and including the time the Shares are purchased by the Underwriters, and the Attorneys-in-Fact are hereby further vested with an estate, right, title and interest in and to the Shares deposited herewith for the purpose of irrevocably empowering and securing to them authority sufficient to consummate said transactions. Accordingly, this Agreement and the offer of the Shares made herein shall be irrevocable prior to August 4, 1999, and shall remain in full force and effect until that date, which may be extended by either or both of the Attorneys-in-Fact. The Shareholder further agrees that this Agreement shall not be terminated by operation of law or upon the occurrence of any event whatsoever, including the death, disability or incompetence of the Shareholder or, if the Shareholder is not a natural person, upon any dissolution, winding up, distribution of assets or other event affecting the legal existence of the Shareholder. If any event referred to in the preceding sentence shall occur, whether with or without notice thereof to the Attorneys-in-Fact, any of the Underwriters or any other person, the Attorneys-in-Fact shall nevertheless be authorized and empowered to deliver and deal with the Shares deposited under the Agreement by the Shareholder in accordance with the terms and provisions of this Agreement as if such event had not occurred.

    B. If the transactions contemplated in the Acquisition Agreement are not completed by August 4, 1999, this Agreement shall terminate (without affecting any lawful action of the Attorneys-in-Fact or the Custodian prior to such termination) unless extended by either or both of the Attorneys-in-Fact, and the Attorneys-in-Fact shall cause the Custodian to return to the Shareholder all certificates for Valley Bank common stock deposited hereunder.

    8.  LIABILITY AND INDEMNIFICATION OF THE ATTORNEYS-IN-FACT AND CUSTODIAN.

    The Attorneys-in-Fact and the Custodian assume no responsibility or liability to the Shareholder or to any other person, other than to deal with Valley Bank common stock deposited hereunder, the Pacific Community Banking Group common stock exchanged therefor, the proceeds from the sale of the Shares and any other shares of Pacific Community Banking Group common stock deposited with the Custodian pursuant to the terms of this Agreement in accordance with the provisions hereof. The Shareholder hereby agrees to indemnify and hold harmless the Attorneys-in-Fact and the Custodian, and their respective officers, agents, successors, assigns and personal representatives with respect to any act or omission of or by any of them in good faith in connection with any and all matters contemplated by this Agreement or the Underwriting Agreement.

    9.  INTERPRETATION.

    A. The representations, warranties and agreements of the Shareholder contained herein shall survive the sale and delivery of the Shares and the termination of this Agreement.

    B. The validity, enforceability, interpretation and construction of this Agreement shall be determined in accordance with the laws of the State of California applicable to contracts made and to be performed within the State of California, and this Agreement shall inure to the benefit of, and be binding upon, the Shareholder and the Shareholder's heirs, executors, administrators, successors and assigns, as the case may be.

    C. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision shall be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    D. The use of the masculine gender in this Agreement includes the feminine and neuter, and the use of the singular includes the plural, wherever appropriate.

                      THE NEXT PAGE IS THE SIGNATURE PAGE.

IN WITNESS WHEREOF, the undersigned has executed this Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale this ____ day of ____________, 1999.

Signature of Shareholder
Medallion Guaranteed by:

                                       (Please sign exactly as your name
                                       appears on your stock
                                       certificate(s).)*

                                       Name and address to which notices,
                                       funds and stock certificates shall be
                                       sent.
                                       (NAME)
                                       (STREET)
                                       (CITY)                  (STATE)        (ZIP)

* The signature MUST BE MEDALLION GUARANTEED by an eligible guarantor institution, such as a bank, or a stock broker, savings and loan association, or credit union, with membership in an approved medallion signature program.

ACCEPTED by the Attorneys-in-Fact as of the  ACCEPTED by the Custodian as of the of the
date above set forth:                        date above set forth:
Marion V. Ashley                             U.S. STOCK TRANSFER CORPORATION
                                             By:
N. Douglas Mills                             Name:
                                             Its:

                         SEE THE ATTACHED INSTRUCTIONS

                                   SCHEDULE I
                  CERTIFICATE(S) FOR SHARES OF COMMON STOCK OF

                                  VALLEY BANK
                                DEPOSITED UNDER

 Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale

         Certificate Number
 (or purchase date if held in street                                       Number of Shares of
                name)                                                   Valley Bank Common Stock
-------------------------------------                                   -------------------------
                                       ...............................
                                       ...............................
                                       ...............................
                                       ...............................
                                       ...............................
                                       ...............................
                                                         Total Shares:

    The Attorneys-in-Fact may not be able to sell all of the Pacific Community Banking Group common stock received in exchange for your shares listed above or you may have requested to sell some shares and keep some shares. If you wish to do so for income tax purposes, please give the order in which you would like your shares sold, listing by the certificate number, or date of purchase if held in street name, in order from those you want the Attorneys-in-Fact to sell first to those you want sold last.

1.                                              2.                        3.
4.                                              5.                        6.
7.                                              8.                        9.
10.

                            STATEMENT OF PREFERENCE

INSTRUCTION:See Section 4 of the Custody Agreement, Letter of Transmittal, Power
            of Attorney and Offer of Sale.

CHECK THE BOX BELOW THAT APPLIES.

/ / A. I prefer to sell 100% of the shares of Pacific Community Banking Group common stock that I will receive in the acquisition.

/ / B. I prefer to retain all of the shares of Pacific Community Banking Group common stock that I will receive in the acquisition.

/ / C. I prefer to sell 60% and retain 40% of the shares of Pacific Community Banking Group common stock that I will receive in the acquisition.

                            Statement of Preference

                                    ANNEX A

    INSTRUCTION: See Section 6, paragraph E, of the Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale.

                               CONSENT OF SPOUSE

    I am the spouse of ____________. On behalf of myself, my heirs, legatees, and assigns, I hereby join in and consent to the terms of the foregoing Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale (the "Agreement"), and I agree to the sale of the shares of common stock of Pacific Community Banking Group, a California corporation, to be received in exchange for the shares of common stock of Valley Bank registered in the name of my spouse or otherwise registered, which my spouse has offered to sell in the Agreement.

    Dated: ____________, 1999
                                          ______________________________________
                                                           (Signature of Spouse)

INSTRUCTION:See Instruction D. Shareholders sign only the spaces marked "X"; DO
            NOT FILL IN THE TOP OF THE FORM OR DATE.

                                  STOCK POWER

    FOR VALUE RECEIVED, ________________________ hereby sells, assigns and transfers unto ________________________ , ________________________ shares of the
Common Stock of Valley Bank, and does hereby irrevocably constitute and appoint _________________________________ attorney to transfer such shares on the books of Valley Bank with full power of substitution in the premises.
Dated: ______________ , 1999

                                       X
                                       X
                                       (Please sign exactly as your name
                                       appears on your stock
                                       certificate(s).)

                                       Signature medallion guaranteed by:
                                       By:

------------------------

* The signature MUST BE MEDALLION GUARANTEED by an eligible guarantor institution, such as a bank, a stock broker, savings and loan association, or credit union, with membership in an approved medallion signature program.

                                  VALLEY BANK
                  DECLARATION REGARDING LOST SHARE CERTIFICATE
                          AND UNDERTAKING TO INDEMNIFY

    The undersigned hereby declares and certifies as of _________ __, 1999, that

                                                    TODAY'S DATE

    1.  The undersigned is the record and beneficial owner of
________________________________________

                                                            NUMBER OF SHARES IN
LOST CERTIFICATE

shares of the common stock (the "SHARES") of Valley Bank, a California corporation (the Company).

    2. The certificate issued to the undersigned representing the Shares (the "CERTIFICATE") has been lost, destroyed or misplaced and, in spite of a diligent search for the Certificate, it has not been located.

    3. The undersigned did not endorse, transfer or intentionally dispose of the Certificate and has not pledged, hypothecated, assigned or otherwise transferred any of the undersigned's interest in the Shares. The undersigned is entitled to exclusive ownership and possession of the Shares. The undersigned does not know of any person, firm or corporation that claims, or may claim, any interest in the Certificate or the Shares.

    4. The undersigned makes this Declaration to request of and to induce Valley Bank to cause its Transfer Agent to surrender the Shares to Pacific Community Banking Group in exchange for the common stock of the Pacific Community Banking Group, and to induce Pacific Community Banking Group to issue shares of its common stock to the undersigned in exchange for the Shares.

    5. In consideration of the fact that Valley Bank and Pacific Community Banking Group will not require the undersigned to post a lost instrument bond, the undersigned hereby agrees at all times to indemnify and hold harmless Valley Bank and Pacific Community Banking Group against any and all claims, liabilities, losses, damages, judgments and expenses (including reasonable attorneys' fees) which Valley Bank or Pacific Community Banking Group may sustain or incur by reason of a claim under the Certificate or otherwise arising out of the Shares.

    6. The undersigned represents that if the Certificate ever comes into the hands of the undersigned, the undersigned will immediately and without consideration surrender the Certificate to Valley Bank for cancellation or, if the acquisition of Valley Bank by Pacific Community Banking Group has concluded, the undersigned will immediately and without consideration surrender the Certificate to Pacific Community Banking Group.

    7. The undersigned agrees to make such further assurances, and to deliver such further documents, as may be reasonably necessary to verify the undersigned's ownership of the Shares.

    IN WITNESS WHEREOF, the undersigned hereby declares that the facts set forth in this Declaration Regarding Lost Share Certificate and Undertaking to Indemnify are true.

                                          Shareholder:

                                          ______________________________________

                                          Name: ________________________________

                                          ______________________________________

                                          Name: ________________________________

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